EXHIBIT 99.1

Horizon Kinetics Holding Corporation Announces Change From Temporary to Permanent Ticker

New York, NY, September 5, 2024

Horizon Kinetics Holding Corporation (the “Company”) announced its common stock, which had been trading under the temporary ticker “SLGDD”, is now trading under the permanent ticker symbol “HKHC.” The shares continue to trade under the CUSIP 439913104.

About Horizon Kinetics Holding Corporation

Horizon Kinetics Holding Corporation (OTCM Pink: HKHC) primarily offers investment advisory services through its subsidiary Horizon Kinetics Asset Management LLC (“HKAM”), a registered investment adviser. HKAM provides independent proprietary research and investment advisory services for mainly long-only and alternative value-based investing strategies. The firm also obtained a portfolio of consumer products, which are marketed and distributed in the retail marketplace, as a result of its August 2024 merger with Scott’s Liquid Gold-Inc. The firm’s offices are located in New York City, White Plains, New York, and Summit, New Jersey. For more information, please visit http://www.hkholdingco.com.

Investor Relations Contact:

ir@hkholdingco.com